As filed with the Securities and Exchange Commission on November  16, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AERCAP HOLDINGS N.V.

(Exact name of Registrant as specified in its charter)

Netherlands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Evert van de Beekstraat 312
1118 CX Schiphol Airport
The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-138381

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each	Name of Each Exchange on
Class to be so Registered	which Each Class is to be Registered

Ordinary Shares, €0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(b) of the Act:

Ordinary Shares, €0.01 par value per share

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1.           Description of Registrant’s Securities to be Registered

For a description of the ordinary shares, par value €0.01 per share (“Ordinary Shares”), of Aercap Holdings N.V. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Ordinary Shares” in the Prospectus which constitutes a part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-138381) filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on November 16, 2006, together with the description set forth under such heading included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) or in any final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933) is incorporated herein by reference.

Item 2.           Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

November 16, 2006

AERCAP HOLDINGS N.V.

By:	/s/ KLAUS HEINEMANN
	Name:	Klaus Heinemann
	Title:	Chief Executive Officer
(Principal Executive Officer)